REGISTRATION RIGHTS AGREEMENT

                     REGISTRATION RIGHTS AGREEMENT, dated as of this 5th day of August, 1999 (the "Agreement"), by and among Getty
Images, Inc., a Delaware Corporation (the "Company") and each of the stockholders of EyeWire Partners, Inc., an Alberta corporation ("EyeWire"), named on the signature pages hereto (herein referred to individually as a "Holder" and collectively as the "Holders").

                              W I T N E S S E T H:

                     WHEREAS, upon the terms and subject to the conditions of the Combination Agreement dated as of the date hereof between the Company, 3032097 Nova Scotia Limited, a Nova Scotia company limited by shares ("NSL"), EyeWire and each of the Holders (the "Combination Agreement"), the Company shall be issued common shares of EyeWire, and the Holders shall receive exchangeable non-voting shares of NSL ("Exchangeable Shares") which may be exchanged for shares of common stock, par value $.01 per share, of the Company ("Common Stock"); and

                     WHEREAS, to induce the Holders to execute and deliver the Combination Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to the Common Stock issuable upon exchange of the Exchangeable Shares.

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                     1. DEFINITIONS.

                     (a) As used in this Agreement, the following terms shall have the meanings:

                     (i) "COMMISSION" means the U.S. Securities and Exchange Commission.

                     (ii) "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                     (iii) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                     (iv) "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

                     (v) "REGISTRABLE SECURITIES" means the Common Stock and other securities of the Company issued or issuable in exchange for Exchangeable Shares; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

                     (vi) "REGISTRATION STATEMENT" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

                     (vii) "RESTRICTED SECURITY" means any share of Common Stock except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Prospectus included in the Registration Statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable by the holder thereof pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                     (viii) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                     (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Combination Agreement.

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


                     2. REGISTRATION; FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT.

                     (a) The Company shall prepare and file with the Commission, within 30 days of the date hereof, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on Form S-1 or another appropriate Form in accordance herewith) relating to the offer and sale of the Registrable Securities and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is the later of one year after the date that all Exchangeable Shares deposited in escrow pursuant to the Combination Agreement are eligible to be released from escrow or eight years after the date that such Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act. If a Registration Statement on Form S-3 is not available to register the resale of Registrable Securities, then at such time as Richard M. Barno or John T. Ramsay (the "Non-Employee Shareholders") provide notice to the Company that they intend to exchange their Exchangeable Shares, the Company shall prepare and file with the Commission, as promptly as practicable, a Registration Statement on Form S-3 to register the resale of the shares of Common Stock issued upon exchange of the Non-Employee Shareholders' Exchangeable Shares and the Company shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective and maintain its effectiveness as set forth above.

                     (b) If a Registration Statement (other than on behalf of the Non-Employee Shareholders) has not been declared effective prior to, or is not available for use by Holders on, the date which is the third business day after the Company's initial public release of its year end results and earnings for the year ending December 31, 1999 (the "First Release Date") (unless such unavailability is due to the Company exercising its rights under Section 3 or 4 hereof) for the resale of Registrable Securities, then any Holder other than a Non-Employee Shareholder who exchanges Exchangeable Shares on or after such date shall upon request be entitled to a loan from Getty (a "Tax Loan") in an amount equal to the Canadian Federal and Provincial income tax paid by such Holder as a result of the exchange of such Exchangeable Shares, provided, however, that the amount of any such Loan shall be limited to the amount of tax actually paid with respect to the exchange of not more than 50% of any such Holder's Exchangeable Shares, and provided, further, that any such Loan shall not be required to be made by Getty until the latest time that such tax becomes due and payable to the appropriate Canadian taxing authorities without penalty or interest. In the event that any Holders exchange Exchangeable Shares for shares of Common Stock of the Company pursuant to this

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

subsection, the Company shall prepare and file with the Commission, as promptly as practicable, a Registration Statement on Form S-3 to register the resale of such shares of Common Stock and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is one year after the date that such Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act.

                     Each Tax Loan shall be an interest-free, non-recourse loan to the borrower, secured by all of the shares of Common Stock issued upon exchange of such Exchangeable Shares and payable from the proceeds of any sale of such shares of Common Stock. Each Tax Loan shall become due and payable at the time of such sale but in any event not later than the earlier of (i) 14 months after the exchange and (ii) 60 days after a Registration Statement registering the resale of such shares of Common Stock is declared effective by the Commission (provided, however, that the due date for such loan in the case of clause (ii) above shall be extended in the event of a suspension pursuant to Sections 3 or 4 hereof which prevents trading during the 60 days after such Registration Statement has been declared effective, by the number of days that such suspension is in effect).

                     (c) If a Registration Statement (other than on behalf of the Non-Employee Shareholders) has not been declared effective prior to, or is not available for use by Holders on, July 1, 2000 (unless such unavailability is due to the Company exercising its rights under Section 3 or 4 hereof) for the resale of Registrable Securities, then any Holder other than a Non-Employee Shareholder who exchanges Exchangeable Shares on or after such date shall upon request be entitled to a Tax Loan in an amount equal to the Canadian Federal and Provincial income tax paid by such Holder as a result of the exchange of such Exchangeable Shares, provided, however, that the amount of any such Loan shall not be required to be made by Getty until the latest time that such tax becomes due and payable to the appropriate Canadian taxing authorities without penalty or interest. In the event that any Holders effectuate an exchange of Exchangeable Shares for shares of Common Stock of the Company pursuant to this subsection, the Company shall prepare and file with the Commission, as promptly as practicable, a Registration Statement on Form S-3 to register the resale of such shares of Common Stock and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is one year after the date that such Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act.

                     (d) If (but without any obligation to do so) at any time prior to the First Release Date, the Company proposes to prepare and file with the Commission a Registration Statement covering an underwritten offering of Common Stock of the Company (other than in connection with a merger, acquisition or pursuant to Form S-4, Form S-8 or successor forms), it will give written notice (the "Notice") of its intention to do so at least twenty days prior to the filing of such Registration Statement, to all Holders. Upon the written request of any Holder made within ten days after receipt of the Notice, that the Company include up to 50% of the requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such requesting Holder, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register (the "Piggyback Registration"), at the Company's sole cost and expense (other than any commission, discounts or counsel fees payable by such requesting Holder); provided, however, that if in the written opinion of the Company's managing underwriter for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register, such exclusion to be pro rata among the requesting Holders. Without limiting the generality of the foregoing, the managing underwriter may condition its consent to the inclusion of all or a portion of the Registrable Securities requested to be registered upon the participation by the holders of such Registrable Securities in the underwritten public offering on the terms and conditions thereof.

                     Notwithstanding the provisions of this Section 2(d), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 2(d) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                     3. NOTICE OF PROPOSED SALE AND NOTICE OF SUSPENSION. Any Holder proposing to sell Registrable Securities pursuant to a Registration Statement must provide the Company with written notice of the proposed sale at least 3 business days prior to the date of the contemplated sale. During the term of this Agreement, including any time before or after receipt of this notice, the Company shall immediately, by written notice to the Holder, suspend all sales by Holders of Registrable Securities pursuant to such Registration Statement for a period not to exceed sixty (60) days if the Company decides that
(i) a material event has or is likely to occur that has not been publicly disclosed that, if disclosed, would have a material adverse effect on the Company, or (ii) the sale of

Registrable Securities would require the Company to accelerate public disclosure of, any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or its subsidiaries. The Company agrees that in suspending the sale of any Registrable Securities pursuant to this Section 3 or Section 4, it shall not discriminate between the holders of Common Stock (or securities convertible into or exchangeable for Common Stock) for which a Registration Statement relating to the resale of such Common Stock is then effective. Each Holder agrees it shall not sell Registrable Securities pursuant to a Registration Statement after receiving notice of a suspension period, and the Company agrees that it shall not suspend the sale of Registrable Securities by a Holder or Holders, pursuant to this Section 3 or
Section 4, for more than an aggregate of 120 days in any twelve (12) month period. At the end of any such suspension period, the Company shall provide the Holders with written notice of the termination of such suspension. The time which any Registration Statement must remain effective pursuant to Section 2 shall be extended by the number of days during which a Holder or Holders are prevented from selling Registrable Securities pursuant to this Section 3 or
Section 4.

                     4. OBLIGATIONS OF THE COMPANY. If and when the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of the Registrable Securities, the Company shall:

                     (a) Prepare and file with the Commission such amendments (including post-effective amendments) to any such Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by the Holders for resales of the Registrable Securities during the period such Registration Statement is in effect. Subject to Section 3, the Company shall, during the period such Registration Statement is in effect, suspend the sale by the Holders of their Registrable Securities pursuant to the Registration Statement for a reasonable period not to exceed sixty (60) days upon (1) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, in which case suspension shall be limited to sales in such jurisdiction, (2) the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prior to or contemporaneously with suspending such use, the Company shall provide the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Holders with written notice of the termination of such suspension. Each Holder agrees that it will not sell Registrable Securities pursuant to a Registration Statement during any suspension period.

                     (b) Furnish to each Holder whose Registrable Securities are included in a Registration Statement and its legal counsel identified to the Company such number of copies of the Prospectus (including any preliminary Prospectus), and all amendments and supplements thereto as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                     (c) Use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement under such U.S. securities or "blue sky" laws of such U.S. jurisdictions as Holders who hold a majority-in-interest of the Registrable Securities being offered reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (2) subject itself to general taxation in any such jurisdiction, or (3) file a general consent to service of process in any such jurisdiction.

                     (d) Use its reasonable best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included.

                     (e) Promptly notify the Holders (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to Sections 3 and 4, the Company shall promptly prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registerable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (f) Promptly use its reasonable best efforts to prevent the issuance of or, if issued, obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                     (g) Permit counsel for the Holders to review a Registration Statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects.

                     (h) Cooperate with the Holders in a reasonable manner to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the Holders may reasonably request.

                     5. OBLIGATIONS OF THE HOLDERS. In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

                     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request in order to assure compliance with the Securities Act. At least fifteen (15) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the "Requested Information"), if such Holder elects to have any of its Registrable Securities included in such Registration Statement. If at least five
(5) business days prior to the anticipated filing date the Company has not received the Requested Information from a Holder (a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder and have no further obligations to the Non-Responsive Holder.

                     (b) Each Holder by its acceptance of the Registrable Securities agrees to cooperate fully with the Company and do all things reasonably required by the

Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

                     (c) Each Holder agrees that, to the extent limited thereby, it will not effect sales of the Registrable Securities during any suspension period as described in Section 3 or 4 hereof until such Holder receives notice from the Company that the suspension period has ended and, if so directed by the Company, such Holder shall promptly deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of notice of such suspension.

                     (d) The failure of any Holder to comply with the provisions of this Section 5 shall not relieve the Company of its obligations to the other Holders under this Agreement with respect to the registration of such other Holders' Registrable Securities in accordance with the terms hereof, except where the failure of any Holder to so comply will interfere with the ability of the Company to timely perform its obligations hereunder to the other Holders.

                     6. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, if any, incurred in connection with registrations, filings or qualifications pursuant to Section 4 shall be borne by the Company; provided, that the Holders shall bear expenses and all underwriting discounts and commissions applicable to their Registrable Securities. The Company shall pay the fees of one United States and Canadian counsel designated by the Holders of a majority of the Registrable Securities included in a Registration Statement, up to a maximum of U.S.$10,000 in the aggregate for a registration statement on Form S-3 and U.S.$20,000 in the aggregate for a registration statement on Form S-1.

                     7. INDEMNIFICATION AND CONTRIBUTION.

                     (a) Indemnification by the Company. If the Registrable Securities are registered under the Securities Act pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Holder who sold Registrable Securities pursuant to such registration its officers, directors, partners and trustees, and each person who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Holder Indemnitee") from and against any losses, claims, damages or liabilities to which such Holder Indemnitee may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as the same may have been amended or supplemented) or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Holder Indemnitee for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Holder Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with information furnished to the Company by such Holder Indemnitee for use therein or (ii) the use by the Indemnified Holder of an outdated or defective Prospectus after the Company has provided to such Holder Indemnitee an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

                     (b) Indemnification by the Holders. If any Registrable Securities are registered under the Securities Act pursuant to Section 2 hereof, each Holder agrees to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. No Holder shall be liable under this
Section 7 for any amount in excess of the net proceeds such Holder shall have received from the sale of Registrable Securities.

                     (c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 7 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 7 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the

Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim; provided, however, in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one separate firm for all Indemnified Parties plus local counsel in each jurisdiction in which an action shall be brought. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel (other than local counsel) shall be borne exclusively by the Indemnified Party. The Indemnifying Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld or delayed), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

                     (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein because such indemnification is held by a court of competent jurisdiction to be unenforceable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, subject, however, to the limitations on the liability of the Holders contained in subsection (b) above. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                     8. RULE 144. The Company covenants to file all reports required to make publicly available, and available to the Holders, at all times, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to Rule 144 of the Commission under the Securities Act, or any successor to such rule. Upon request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                     9. ASSIGNMENT. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Holders to any permitted transferee of all or any portion of the Registrable Securities of Holder only if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. The Company shall take such steps as are necessary to permit the transferee to use any effective Registration Statement covering Registrable Securities received by such transferee or issuable upon exchange of Exchangeable Shares by such transferee.

                     10. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold a majority-in-interest of the Registrable Securities (including for this purpose, Exchangeable Shares exchangeable for Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company.

                     11. MISCELLANEOUS.

                     (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities (including for this purpose, Exchangeable Shares exchangeable for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                     (b) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                    (1)      if to the Company, to:

                               GETTY IMAGES, INC.
                               2101 Fourth Avenue - Suite 500
                               Seattle, WA   98121
                               Attention:  Suzanne Page, Esq.

                               With a copy to:

                               WEIL, GOTSHAL & MANGES LLP
                               767 Fifth Avenue
                               New York, New York   10153
                               Attention:  Stephen M. Besen, Esq.

                    (2) if to any Holder, at the most current address as such Holder shall have provided in writing to the Company in accordance with the provisions of this Section 11, which address shall initially be the address set forth next to such Holder's name on the signature page to this Agreement.

                     (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Seattle or the state courts of the State of Washington sitting in the City of Seattle in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                     (d) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provision, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                     (e) This Agreement and the Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement and the Combination Agreement supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

                     (f) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                     (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                     (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                     (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    GETTY IMAGES, INC.


                                   By: /s/
                                      ----------------------------------------
                                      Name:
                                      Title:



STOCKHOLDERS

_____________________________    Address:         931 Varsity Estates Green N.W.
Name: Bradley E. Zumwalt                          Calgary, Alberta
                                                  T3B 3X9

_____________________________    Address:         931 Varsity Estates Green N.W.
Name: Tanya M. Zumwalt                            Calgary, Alberta
                                                  T3B 3X9

_____________________________    Address:         516 Sunderland Avenue S.W.
Name: Brock V. Bolhonos                           Calgary, Alberta
                                                  T3C 2K4

_____________________________    Address:         2116 - 7th Avenue N.W.
Name: Blake I. Springer                           Calgary, Alberta
                                                  T2N 0Z6

_____________________________    Address:         #2, 1039 - 1st Avenue, N.W.
Name: Patti C. Acheson                            Calgary, Alberta
                                                  TZN 0A8

_____________________________    Address:         248 Parkside Way S.E.
Name: Grant D. Hutchison                          Calgary, Alberta
                                                  T2J 3ZA

_____________________________    Address:         419 - 21st Avenue N.W.
Name: Drina J. Lazar                              Calgary, Alberta
                                                  T2M 1J6

_____________________________    Address:         1612 Boundbrook Lane
Name: Andrew J. Cicherski                         Irving, Texas
                                                  USA  75060

_____________________________    Address:         44 Diamond Court S.E.
Name: Vivian C. Farris                            Calgary, Alberta
                                                  T2J 7C8

_____________________________    Address:         120 Boylston Street
Name: Richard M. Barno                            Boston, Massachusetts
                                                  USA  02116

_____________________________    Address:         3700,400 - 3rd Avenue S.W.
Name: John T. Ramsay                              Calgary, Alberta
                                                  T2P 4H2